Exhibit 99.2

Consolidated Report to the Financial Community
Third Quarter 2007
(Released October 30, 2007) (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	3rd Qtr.
		3Q 2006 Basic EPS - GAAP Basis	$1.41
▪	Normalized non-GAAP* earnings, excluding special items,	Special Items - 2006	0.01
	were $1.32 per share for the third quarter of 2007, compared	3Q 2006 Normalized Earnings - Non-GAAP Basis*	$1.42
	with $1.42 per share for the third quarter of 2006. GAAP	Distribution Deliveries	(0.03)
	earnings for the third quarter of 2007 were $1.36 per share	Met-Ed and Penelec Distribution Rate Decrease	(0.07)
	compared with $1.41 per share in the prior year.	Generation Revenues	0.20
		Purchased Power	(0.11)
3Q 2007 Results vs. 3Q 2006		Sale of Emission Allowances - 2006	(0.06)
		Pensions and Other Post-retirement Benefits	0.06
▪	Electric distribution deliveries declined slightly primarily due	Depreciation	(0.02)
	to milder weather in the eastern portion of our service area	General Taxes	(0.02)
	compared to the previous year. Residential and industrial	Investment Income - NDT and COLI	(0.04)
	deliveries decreased 2% and 1%, respectively, while	Financing Costs	(0.03)
	commercial deliveries increased 1%. The change in	Income Tax Benefit - 2006	(0.05)
	customer class and geographic sales mix, along with the	Reduced Common Shares	0.08
	slight overall decrease in distribution deliveries, reduced	Other	(0.01)
	earnings by $0.03 per share, while the impact of the	3Q 2007 Normalized Earnings-Non-GAAP Basis*	$1.32
	distribution rate decrease at Metropolitan Edison Company	Special Items - 2007	0.04
	(Met-Ed) and Pennsylvania Electric Company (Penelec),	3Q 2007Basic EPS - GAAP Basis	$1.36
	effective January 2007, reduced earnings by $0.07 per share.

▪
Total electric generation sales increased 1%, as an increase of 0.9 million megawatt hours (MWh) or 16% in wholesale sales was partially offset by a 0.6 million MWh or 2% reduction in retail generation sales.  Generation revenues, excluding power sourced from third-party auction suppliers for our Jersey Central Power & Light Company (JCP&L) and Pennsylvania Power Company (Penn Power) customers, increased earnings by $0.20 per share.  This increase was attributable to higher wholesale and retail prices, as well as higher sales volumes.

▪
Higher purchased power expense, excluding JCP&L and Penn Power purchases from third-party auction suppliers, reduced earnings by $0.11 per share due to replacement power purchases for the 25-day outage at the Perry Nuclear Power Plant and higher market prices.

▪	The absence of any material sales of emission allowances in the third quarter of 2007, compared to the same period last year, reduced earnings by $0.06 per share.

▪
Reduced pension and other post-retirement benefit costs increased earnings by $0.06 per share, mainly due to retiree health care design changes and the impact of the $300-million voluntary contribution to the pension plan made in January 2007.

▪	Incremental property additions increased depreciation expense by $0.02 per share.

▪	Higher general taxes reduced earnings by $0.02 per share, primarily due to increased property taxes and Pennsylvania gross receipts taxes.

▪	Decreased investment income related to nuclear decommissioning trusts and corporate-owned life insurance reduced earnings by $0.04 per share.

▪
Increased financing costs lowered earnings by $0.03 per share, primarily attributable to the interim financing of the accelerated share repurchase program and the January 2007 pension plan contribution.

▪
A $0.05 per share reduction in earnings resulted from an income tax benefit that increased earnings in the third quarter last year. The benefit principally related to the 2005 estimated manufacturing deduction in connection with the filing of the 2005 federal income tax return in September 2006.

▪	The reduction in shares outstanding due to the accelerated repurchases of 10.6 million and 14.4 million common shares in August 2006 and March 2007, respectively, enhanced earnings by $0.08 per share.

▪	During the quarter, a $0.04 per share increase in earnings was recognized from gains related to the sale of a portion of our ownership interest in First Communications.

2007 Earnings Guidance

▪
Normalized non-GAAP earnings guidance for 2007, excluding special items, has been revised to $4.15 to $4.25 per share  from our previous non-GAAP guidance of $4.05 to $4.25 per share. The increase toward the top half of the prior guidance reflects the strong performance during the first nine months of the year. Year-to-date normalized non-GAAP earnings through September now stand at $3.33 per share.

* The 2007 GAAP to non-GAAP reconciliation statements can be found on page 10 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:
Ronald E. Seeholzer	Kurt E. Turosky	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Principal, Investor Relations
(330) 384-5783	(330) 384-5500	(330) 761-4239

Consolidated Report to the Financial Community –3rd Quarter 2007                                                                                                                                                         2

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
		2007	2006	Change	2007	2006	Change
	Revenues
(1)	Electric sales	$3,394	$3,115	$279	$9,062	$8,179	$883
(2)	FE Facilities	-	10	(10)	-	48	(48)
(3)	Other	247	239	8	661	594	67
(4)	Total Revenues	3,641	3,364	277	9,723	8,821	902
	Expenses
(5)	Fuel	327	344	(17)	887	929	(42)
(6)	Purchased power	1,168	973	195	2,914	2,377	537
(7)	Other operating expenses	756	748	8	2,255	2,180	75
(8)	FE Facilities	-	10	(10)	-	50	(50)
(9)	Provision for depreciation	162	153	9	477	445	32
(10)	Amortization of regulatory assets	288	243	45	785	665	120
(11)	Deferral of new regulatory assets	(107)	(153)	46	(399)	(379)	(20)
(12)	General taxes	197	187	10	589	553	36
(13)	Total Expenses	2,791	2,505	286	7,508	6,820	688
(14)	Operating Income	850	859	(9)	2,215	2,001	214
	Other Income (Expense)
(15)	Investment income	30	46	(16)	93	120	(27)
(16)	Interest expense	(203)	(185)	(18)	(593)	(528)	(65)
(17)	Capitalized interest	9	7	2	21	21	-
(18)	Subsidiaries' preferred stock dividends	-	(2)	2	-	(6)	6
(19)	Total Other Income (Expense)	(164)	(134)	(30)	(479)	(393)	(86)
(20)	Income From Continuing Operations
	Before Income Taxes	686	725	(39)	1,736	1,608	128
(21)	Income taxes	273	273	-	695	625	70
(22)	Income From Continuing Operations	413	452	(39)	1,041	983	58
(23)	Discontinued operations	-	2	(2)	-	(4)	4
(24)	Net Income	$413	$454	$(41)	$1,041	$979	$62
	Basic Earnings Per Common Share:
(25)	Income from continuing operations	$1.36	$1.40	$(0.04)	$3.39	$3.00	$0.39
(26)	Discontinued operations	-	0.01	(0.01)	-	(0.01)	0.01
(27)	Basic Earnings Per Common Share	$1.36	$1.41	$(0.05)	$3.39	$2.99	$0.40
(28)	Weighted Average Number of
	Basic Shares Outstanding	304	322	(18)	307	326	(19)
	Diluted Earnings Per Common Share:
(29)	Income from continuing operations	$1.34	$1.39	$(0.05)	$3.35	$2.98	$0.37
(30)	Discontinued operations	-	0.01	(0.01)	-	(0.01)	0.01
(31)	Diluted Earnings Per Common Share	$1.34	$1.40	$(0.06)	$3.35	$2.97	$0.38
(32)	Weighted Average Number of
	Diluted Shares Outstanding	307	325	(18)	311	329	(18)

Consolidated Report to the Financial Community - 3rd Quarter 2007                                                                                   3

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended September 30, 2007
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$2,340	$338	$716	$-	$-	$3,394
(2)	FE Facilities	-	-	-	-	-	-
(3)	Other	180	32	7	9	19	247
(4)	Internal revenues	-	806	-	-	(806)	-
(5)	Total Revenues	2,520	1,176	723	9	(787)	3,641

	Expenses
(6)	Fuel	2	325	-	-	-	327
(7)	Purchased power	1,114	229	631	-	(806)	1,168
(8)	Other operating expenses	436	264	80	3	(27)	756
(9)	FE Facilities	-	-	-	-	-	-
(10)	Provision for depreciation	102	51	-	1	8	162
(11)	Amortization of regulatory assets	279	-	9	-	-	288
(12)	Deferral of new regulatory assets	(82)	-	(25)	-	-	(107)
(13)	General taxes	166	26	1	1	3	197
(14)	Total Expenses	2,017	895	696	5	(822)	2,791
(15)	Operating Income	503	281	27	4	35	850

	Other Income (Expense)
(16)	Investment income	58	5	-	1	(34)	30
(17)	Interest expense	(120)	(44)	-	(1)	(38)	(203)
(18)	Capitalized interest	3	5	-	-	1	9
(19)	Subsidiaries' preferred stock dividends	-	-	-	-	-	-
(20)	Total Other Income (Expense)	(59)	(34)	-	-	(71)	(164)
(21)	Income From Continuing Operations
	Before Income Taxes	444	247	27	4	(36)	686
(22)	Income taxes	175	99	11	(2)	(10)	273

(23)	Income From Continuing Operations	269	148	16	6	(26)	413
(24)	Discontinued operations	-	-	-	-	-	-
(25)	Net Income	$269	$148	$16	$6	$(26)	$413

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service
	for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Primarily consists of telecommunications services.

Consolidated Report to the Financial Community – 3rd Quarter 2007                                                                                                                                                                        4

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended September 30, 2006
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$2,120	$313	$682	$-	$-	$3,115
(2)	FE Facilities	-	-	-	10	-	10
(3)	Other	186	40	8	14	(9)	239
(4)	Internal revenues	-	762	-	-	(762)	-
(5)	Total Revenues	2,306	1,115	690	24	(771)	3,364

	Expenses
(6)	Fuel	2	342	-	-	-	344
(7)	Purchased power	958	173	604	-	(762)	973
(8)	Other operating expenses	468	218	76	1	(15)	748
(9)	FE Facilities	-	-	-	10	-	10
(10)	Provision for depreciation	97	49	-	1	6	153
(11)	Amortization of regulatory assets	237	-	6	-	-	243
(12)	Deferral of new regulatory assets	(107)	-	(46)	-	-	(153)
(13)	General taxes	157	21	5	(1)	5	187
(14)	Total Expenses	1,812	803	645	11	(766)	2,505

(15)	Operating Income	494	312	45	13	(5)	859

	Other Income (Expense)
(16)	Investment income	80	18	-	-	(52)	46
(17)	Interest expense	(109)	(52)	-	(2)	(22)	(185)
(18)	Capitalized interest	4	3	-	-	-	7
(19)	Subsidiaries' preferred stock dividends	(2)	-	-	-	-	(2)
(20)	Total Other Income (Expense)	(27)	(31)	-	(2)	(74)	(134)

(21)	Income From Continuing Operations
	Before Income Taxes	467	281	45	11	(79)	725
(22)	Income taxes	187	112	18	(14)	(30)	273
(23)	Income From Continuing Operations	280	169	27	25	(49)	452
(24)	Discontinued operations	-	-	-	2	-	2
(25)	Net Income	$280	$169	$27	$27	$(49)	$454

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
	FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Consists of telecommunications services and non-core businesses divested in 2006 (Facilities Services Group and MYR).

Consolidated Report to the Financial Community – 3rd Quarter 2007                                                             5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended Sept. 30, 2007 vs. Three Months Ended Sept. 30, 2006
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$220	$25	$34	$-	$-	$279
(2)	FE Facilities	-	-	-	(10)	-	(10)
(3)	Other	(6)	(8)	(1)	(5)	28	8
(4)	Internal revenues	-	44	-	-	(44)	-
(5)	Total Revenues	214	61	33	(15)	(16)	277
	Expenses
(6)	Fuel	-	(17)	-	-	-	(17)
(7)	Purchased power	156	56	27	-	(44)	195
(8)	Other operating expenses	(32)	46	4	2	(12)	8
(9)	FE Facilities	-	-	-	(10)	-	(10)
(10)	Provision for depreciation	5	2	-	-	2	9
(11)	Amortization of regulatory assets	42	-	3	-	-	45
(12)	Deferral of new regulatory assets	25	-	21	-	-	46
(13)	General taxes	9	5	(4)	2	(2)	10
(14)	Total Expenses	205	92	51	(6)	(56)	286

(15)	Operating Income	9	(31)	(18)	(9)	40	(9)

	Other Income (Expense)
(16)	Investment income	(22)	(13)	-	1	18	(16)
(17)	Interest expense	(11)	8	-	1	(16)	(18)
(18)	Capitalized interest	(1)	2	-	-	1	2
(19)	Subsidiaries' preferred stock dividends	2	-	-	-	-	2
(20)	Total Other Income (Expense)	(32)	(3)	-	2	3	(30)

(21)	Income From Continuing Operations
	Before Income Taxes	(23)	(34)	(18)	(7)	43	(39)
(22)	Income taxes	(12)	(13)	(7)	12	20	-
(23)	Income From Continuing Operations	(11)	(21)	(11)	(19)	23	(39)
(24)	Discontinued operations	-	-	-	(2)	-	(2)
(25)	Net Income	$(11)	$(21)	$(11)	$(21)	$23	$(41)

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for FirstEnergy's
	Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Consists of telecommunications services and non-core businesses divested in 2006 (Facilities Services Group and MYR).

Consolidated Report to the Financial Community - 3rd Quarter 2007                                                                                     6

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheets

	As of Sept. 30, 2007	As of Dec. 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$30	$90
Receivables	1,626	1,267
Other	750	726
Total Current Assets	2,406	2,083

Property, Plant and Equipment	15,038	14,667
Investments	3,665	3,534
Deferred Charges and Other Assets	10,544	10,912
Total Assets	$31,653	$31,196

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,265	$1,867
Short-term borrowings	573	1,108
Accounts payable	760	726
Other	1,780	1,554
Total Current Liabilities	5,378	5,255

Capitalization:
Common stockholders' equity (a)	8,768	9,035
Long-term debt and other long-term obligations	8,617	8,535
Total Capitalization	17,385	17,570
Noncurrent Liabilities	8,890	8,371
Total Liabilities and Capitalization	$31,653	$31,196

(a) Reduction reflects $900 million common share repurchase in 2007.

General Information	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,

	2007	2006	2007	2006

Debt and equity securities redemptions	$(176)	$(1,185)	$(1,565)	$(1,700)
New long-term debt issues	$300	$182	$1,100	$1,235
Short-term debt increase/(decrease)	$(1,843)	$111	$(535)	$482
Capital expenditures	$(430)	$(251)	$(1,127)	$(990)

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of September 30,
	2007	% Total	2006	% Total
Total common equity	$8,768	40%	$9,208	42%
Preferred stock	-	-	80	0%
Long-term debt (a)	10,478	48%	9,994	46%
Short-term debt	573	3%	1,213	6%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents (b)	2,032	9%	1,255	6%
Total	$21,851	100%	$21,750	100%

(a) Includes amount due to be paid within one year and excludes JCP&L securitization debt of $404 million and $434 million in 2007 and 2006, respectively.
(b) Associated with 1987 and 2007 sale and leaseback transactions.

Consolidated Report to the Financial Community – 3rd Quarter 2007                                                             7

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$413	$454	$1,041	$979
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	343	244	863	731
Deferred purchased power and other costs	(80)	(84)	(265)	(323)
Deferred income taxes and investment tax credits*	(243)	4	(158)	36
Deferred rents and lease market valuation liability	51	51	(41)	(54)
Electric service prepayment programs	(16)	(16)	(52)	(45)
Cash collateral, net	(31)	(43)	(50)	(98)
Pension trust contribution	-	-	(300)	-
Change in working capital and other*	583	148	113	17
Cash flows provided from operating activities	1,020	758	1,151	1,243

Cash flows used for financing activities	(1,896)	(1,062)	(1,442)	(444)

Cash flows provided from (used for) investing activities	869	(238)	231	(822)
Net decrease in cash and cash equivalents	$(7)	$(542)	$(60)	$(23)

* The Bruce Mansfield sale and leaseback transaction reduced deferred income taxes by $187 million and increased accrued taxes included in working capital changes by the same amount in the 2007 periods.

Deferrals and Amortizations
	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2007	2006	Change	2007	2006	Change
Ohio Regulatory Assets

Deferred Balance - Beginning	$1,826	$1,882		$1,844	$1,924

Deferral of shopping incentives	-	-	$-	-	3	$(3)
Interest on shopping incentives	9	11	(2)	28	32	(4)
Deferral of MISO costs and interest	7	4	3	45	11	34
Deferral of RCP distribution reliability costs	52	40	12	143	121	22
Deferral of RCP fuel costs	21	43	(22)	62	94	(32)
Deferral of other regulatory assets	6	1	5	17	7	10
Current period deferrals	$95	$99	$(4)	$295	$268	$27

Amortization
Ohio transition costs amortization	$(83)	$(77)	$(6)	$(222)	$(211)	$(11)
Shopping incentives amortization	(34)	(34)	-	(94)	(93)	(1)
MISO costs amortization	(9)	(5)	(4)	(20)	(15)	(5)
Other	(7)	(8)	1	(15)	(16)	1
Current period amortization	$(133)	$(124)	$(9)	$(351)	$(335)	$(16)

Deferred Balance - Ending	$1,788	$1,857		$1,788	$1,857

Pennsylvania Deferred PJM Costs
Beginning Balance	$216	$57		$157	$-
Deferrals	13	54	$(41)	81	111	$(30)
Interest	1	-	1	3	-	3
Amortizations	(3)	-	(3)	(14)	-	(14)
Ending Balance	$227	$111		$227	$111

New Jersey Deferred Energy Costs
Beginning Balance	$392	$638		$369	$541
Deferral of energy costs	(62)	(298)	$236	(39)	(201)	$162
Ending Balance	$330	$340		$330	$340

Consolidated Report to the Financial Community – 3rd Quarter 2007                                                             8

FirstEnergy Corp.
Statistical Summary
(Unaudited)

ELECTRIC SALES STATISTICS		Three Months Ended September 30,			Nine Months Ended September 30,
(in millions of kWhs)		2007	2006	Change	2007	2006	Change

Electric Generation Sales
Retail - Regulated		25,659	26,281	-2.4%	73,653	72,878	1.1%
Retail - Competitive		3,449	3,442	0.2%	9,940	8,901	11.7%
Total Retail		29,108	29,723	-2.1%	83,593	81,779	2.2%
Wholesale		6,148	5,296	16.1%	17,571	17,279	1.7%
Total Electric Generation Sales		35,256	35,019	0.7%	101,164	99,058	2.1%

Electric Distribution Deliveries
Ohio	- Residential	4,676	4,642	0.7%	13,342	12,666	5.3%
	- Commercial	4,028	3,985	1.1%	11,497	11,145	3.2%
	- Industrial	6,073	6,111	-0.6%	17,661	17,673	-0.1%
	- Other	93	95	-2.1%	278	280	-0.7%
	Total Ohio	14,870	14,833	0.2%	42,778	41,764	2.4%

Pennsylvania	- Residential	2,987	2,987	-	8,855	8,444	4.9%
	- Commercial	2,997	2,930	2.3%	8,499	8,182	3.9%
	- Industrial	2,622	2,671	-1.8%	7,730	7,845	-1.5%
	- Other	20	20	-	61	62	-1.6%
	Total Pennsylvania	8,626	8,608	0.2%	25,145	24,533	2.5%

New Jersey	- Residential	2,878	3,092	-7.0%	7,617	7,447	2.3%
	- Commercial	2,732	2,708	0.8%	7,444	7,204	3.3%
	- Industrial	739	749	-1.2%	2,166	2,142	1.1%
	- Other	23	22	4.5%	66	65	1.5%
	Total New Jersey	6,372	6,571	-3.0%	17,293	16,858	2.6%

Total Residential		10,541	10,721	-1.7%	29,814	28,557	4.4%
Total Commercial		9,757	9,623	1.4%	27,440	26,531	3.4%
Total Industrial		9,434	9,531	-1.0%	27,557	27,660	-0.4%
Total Other		136	137	-0.7%	405	407	-0.5%

Total Distribution Deliveries		29,868	30,012	-0.5%	85,216	83,155	2.5%

Electric Sales Shopped
Ohio	- Residential	635	672	-5.5%	1,687	1,766	-4.5%
	- Commercial	957	1,045	-8.4%	2,712	2,910	-6.8%
	- Industrial	719	761	-5.5%	2,048	2,204	-7.1%
	Total Ohio	2,311	2,478	-6.7%	6,447	6,880	-6.3%

Pennsylvania	- Residential	33	-	-	44	1	-
	- Commercial	182	143	27.3%	446	1	-
	- Industrial	513	-	-	1,389	368	277.5%
	Total Pennsylvania	728	143	409.1%	1,879	370	407.7%

New Jersey	- Residential	-	-	-	-	-	-
	- Commercial	603	555	8.6%	1,598	1,449	10.3%
	- Industrial	567	555	2.2%	1,641	1,578	4.0%
	Total New Jersey	1,170	1,110	5.4%	3,239	3,027	7.0%

Total Electric Sales Shopped		4,209	3,731	12.8%	11,565	10,277	12.5%

Operating Statistics
	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2007	2006		2007	2006
Capacity Factors:
Fossil - Baseload	85%	86%		80%	90%
Fossil - Load Following	71%	72%		73%	69%
Peaking	4%	4%		2%	1%
Nuclear	89%	97%		89%	88%
Generation Output:
Fossil - Baseload	40%	39%		39%	42%
Fossil - Load Following	22%	22%		23%	22%
Peaking	1%	1%		0%	0%
Nuclear	37%	38%		38%	36%

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
Weather	2007	2006	Normal	2007	2006	Normal
Composite Heating-Degree-Days	57	92	100	3,619	3,183	3,557
Composite Cooling-Degree-Days	683	678	647	969	885	906

Consolidated Report to the Financial Community – 3rd Quarter 2007                                                             9

FirstEnergy Corp.
2007 EPS Reconciliations
(Unaudited)
(In millions, except for per share amounts)

Special Items
	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2007		2006	2007	2006

Pre-tax Items - Income Increase (Decrease)
Gain (Loss) on Non-Core Asset Sales of:
Loss on sale on MYR 60% interest (a)	$-		$-	$-	$(5)
Gain on sale of First Communications (h)	21		-	21	-
All other (a)(f)	-		-	-	6
Total Gain on Non-Core Asset Sales	21		-	21	1
Saxton decommissioning costs regulatory assets (b)	-		-	27	-
Trust securities impairment (c)	(4)		-	(16)	-
FE Facilities sales/impairment (d)(e)(g)	-		(1)	-	(13)
PA NUG purchased power adjustment applicable to 2005 (i)	-		(10)	-	(10)
Total-Pretax Items	$17		$(11)	$32	$(22)

EPS Effect	$0.04		$(0.01)	$0.06	$(0.05)

(a) Included in "Other operating expenses"		(f)	Before first quarter 2006 tax benefit of $2.5 million
(b)	Included in "Deferral of new regulatory assets"	(g)	Non-tax deductible
(c) Included in "Investment income"		(h)	Located in "Other Revenue"
(d) Included in "FE Facilities expenses"		(i)	Located in "Purchased Power"
(e) Included in "Discontinued Operations"

2007 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL	ACTUAL	NON-GAAP
	Three Months	Nine Months	Guidance For
	Ended Sept. 30	Ended Sept. 30	Year 2007

Basic EPS (GAAP basis)	$1.36	$3.39	$4.21 - $4.31
Excluding Special Items:
New regulatory asset authorized by PPUC	-	(0.05)	(0.05)
Gain on sale of non-core assets	(0.04)	(0.04)	(0.04)
Trust securities impairment	-	0.03	0.03
Basic EPS (Non-GAAP basis)	$1.32	$3.33	$4.15 - $4.25

Consolidated Report to the Financial Community – 3rd Quarter 2007                                                             10

RECENT DEVELOPMENTS

Ohio Senate Bill 221 – Energy Plan Proposal
On September 25, 2007, Ohio Governor Strickland’s proposed energy plan for the State of Ohio was introduced as Senate Bill 221.  The principles of the proposed bill are similar to those outlined in the Governor’s “Energy, Jobs, and Progress for Ohio” plan announced on August 29.  The bill seeks to revise state energy policy to address electric service price regulation (market rate option or electric security plan), establish energy efficiency standards, adopt advanced energy portfolio standards (advanced energy technologies to provide 25% of standard service offer generation supply by 2025, with at least one-half coming from renewables), and create greenhouse gas emission reporting and carbon-control planning requirements.

Senate Bill 221 was referred to the Senate Energy & Public Utilities Committee, which has been conducting hearings on the bill with testimony from interested parties.  These include the Governor’s Energy Advisor, the Chairman of the Public Utilities Commission of Ohio (PUCO), consumer groups, and utility executives among others.  On October 4, FirstEnergy CEO Tony Alexander provided testimony to the Committee, citing several concerns with the current version of the bill, including its lack of context and clarity in establishing generation prices.  He recommended that the PUCO be provided clear statutory authority to negotiate rate plans and, in the event that negotiations do not result in rate plan agreements, that a competitive bid process be used to establish generation prices for customers who do not choose alternative suppliers.  He also proposed that the PUCO’s statutory authority include the flexibility to address recovery for societal programs such as energy efficiency, demand response, renewable power, and infrastructure improvements.  Several proposed amendments to the bill have been submitted, including those from Ohio's investor-owned electric utilities.  A substitute version of the bill, which incorporated certain of the proposed amendments, was introduced into the Senate Energy & Public Utilities Committee on October 25.

Ohio Competitive Generation Supply Plan Filing
On August 16, 2007, the PUCO held a technical conference for interested parties to gain a better understanding of the competitive generation supply plan filed with the PUCO by FirstEnergy subsidiaries Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI), and The Toledo Edison Company (TE) (collectively Ohio Companies) on July 10.  The proposal seeks approval to conduct a competitive bidding process to provide generation service, beginning January 1, 2009, to customers who choose not to purchase electricity from an alternative supplier.  Intervening parties filed their initial comments on the proposal on September 5, while the PUCO Staff filed its comments on September 21.  Parties then filed reply comments on October 12.  The proposal is pending before the PUCO.

Ohio Supreme Court Remand on Rate Certainty Plan
On August 29, 2007, the Supreme Court of Ohio upheld rulings by the PUCO approving several provisions of the Ohio Companies’ Rate Certainty Plan.  However, the Court remanded the portion of the order authorizing the Ohio Companies to collect deferred fuel costs through distribution rates back to the PUCO for further consideration.  Under the Court’s interpretation, recovery of generation service costs through distribution rates would be unlawful.  The Court didn’t dispute the Commission’s authority to allow recovery of the deferred fuel costs, just the recovery mechanism.  The PUCO’s order authorized the Ohio Companies to defer increased fuel costs incurred from January 1, 2006, through December 31, 2008, including interest on the deferred balances, and to recover these deferred costs over a 25-year period beginning in 2009.  On September 7, 2007, the Ohio Companies filed a motion for reconsideration with the Court to contest its interpretation.  The Court has not yet issued an order.  Separately, on September 10, the Ohio Companies filed an application on remand with the PUCO proposing that the increased fuel costs be recovered via two generation-related fuel cost recovery riders during the period of October 2007 through December 2008.  This matter is pending before the PUCO.

Ohio Companies’ Green Option for Customers Update
On August 15, 2007, the PUCO approved a stipulation that creates a green pricing option for FirstEnergy’s Ohio Companies’ customers and resolves the remand from the Supreme Court of Ohio related to the Rate Stabilization Plan.  The stipulation was filed on May 29 by FirstEnergy’s Ohio Companies, the PUCO Staff, and the Office of the Ohio Consumers’ Counsel.  The Green Resource Program enables customers to support the development of alternative energy resources through voluntary purchases of Renewable Energy Certificates (RECs).  The Ohio Companies acquired the right to purchase the RECs on behalf of participating customers through a PUCO-monitored competitive process.

Consolidated Report to the Financial Community –3rd Quarter 2007                                                                                                                                                                                          11

Penn Power Default Service Plan Update
On September 28, 2007, a Joint Petition for Settlement was filed with the Pennsylvania Public Utility Commission (PPUC) for approval of Pennsylvania Power Company’s (Penn Power’s) Interim Default Service Supply Plan for the three-year period covering June 1, 2008, through May 31, 2011.  For customers who choose not to shop, the Plan provides for Penn Power to obtain market-based generation supply via a Request for Proposal (RFP) by rate class for residential and commercial customers, with industrial customers being supplied through short-term markets.  The settlement agreement resolves all issues in the proceeding, except those regarding incremental uncollectible accounts expense, and is either supported, or not opposed, by all parties.  On September 11, a PPUC hearing was held on the uncollectible expense issue.   An Administrative Law Judge recommended decision is expected shortly with a PPUC Order expected on or about November 29, 2007.

Met-Ed and Penelec Commonwealth Court Appeals Update
On September 21 and October 5, 2007, response and reply briefs, respectively, were filed by the parties in the appeal of the PPUC’s January 2007 transition rate plan order to the Pennsylvania Commonwealth Court.  Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) have appealed the PPUC’s decision on the denial of generation rate relief and on a consolidated income tax adjustment related to cost of capital, while other parties appealed the PPUC’s decision on transmission rate relief.  Oral arguments are expected to take place in late 2007 or early 2008.

Penelec Debt Offering
On August 30, 2007, Penelec issued $300 million of 6.05% Senior Unsecured Notes due 2017.  Proceeds from the transaction were used to repay short-term borrowings and to repurchase Penelec common stock from FirstEnergy Corp.

Transfer of Pollution Control Revenue Bonds
On October 4, 2007, FirstEnergy Solutions Corp.’s generation company subsidiaries (GenCos) closed on the issuance of $427 million of pollution control revenue bonds (PCRBs).  Proceeds from the issuance will be used to redeem, during the fourth quarter, an equal amount of outstanding PCRBs originally issued on behalf of the Ohio Companies.  This transaction brings the total amount of PCRBs transferred from the Ohio Companies and Penn Power to the GenCos to approximately $1.9 billion, with approximately $265 million remaining to be transferred.  The transfer of these PCRBs supports the intra-system generation asset transfer that was completed in 2005.

Nuclear Update
On August 21, 2007, FirstEnergy Nuclear Operating Company (FENOC) announced plans to expand used nuclear fuel storage capacity at the Perry Nuclear Power Plant.  The plan calls for installing above-ground, airtight steel and concrete cylindrical canisters, cooled by natural air circulation, to store used fuel assemblies.  Initially, six canisters will be installed, with the capability to add up to 74 canisters as needed.  Construction of the new fuel storage system, which is expected to cost approximately $30 million, is scheduled to begin in the spring of 2008, with completion planned for 2010.

On October 24, the 911-megawatt Beaver Valley Unit 1 returned to service following completion of its regularly scheduled refueling outage that began on September 24.

In late August, FENOC filed an application with the Nuclear Regulatory Commission (NRC) seeking renewal of the operating licenses for Beaver Valley Units 1 & 2 for an additional 20 years, which would extend the operating licenses to January 29, 2036, for Unit 1; and May 27, 2047, for Unit 2.  The NRC accepted the application for review on October 24.

Economic Development Award
For the fourth time in the last five years, Site Selection magazine has selected FirstEnergy as one of the top utilities in the country for helping to promote economic development in its service area.  The award is based upon economic development in four categories in 2006 – capital investment, job creation, capital investment per capita, and jobs per 10,000 in population – and gauges the ability of utility companies to help foster corporate investment in their service areas.  FirstEnergy’s work with state and local development agencies helped attract more than $1.6 billion in capital investment and helped create nearly 11,500 new jobs throughout Ohio, Pennsylvania and New Jersey in 2006.

Consolidated Report to the Financial Community –3rd Quarter 2007                                                                                                                                                                                          12

Forward-Looking Statements:  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our, or our management’s, intents, beliefs and current expectations.  These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements.  Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes including revised environmental requirements, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in our SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Distribution Rate Cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Supreme Court of Ohio regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the deferral of fuel costs) and the PPUC (including the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec), the continuing availability of generating units and their ability to continue to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the risks and other factors discussed from time to time in our SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.  We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community –3rd Quarter 2007                                                                                                                                                                                          13